UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2019 (May 19, 2019)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	DISH	The Nasdaq Stock Market L.L.C.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 1.01Entry into a Material Definitive Agreement.

On May 19, 2019, DISH Network Corporation (“DNC”) and BSS Merger Sub Inc., a wholly-owned subsidiary of DNC (“Merger Sub” and, together with DNC, the “DISH Parties”), entered into a Master Transaction Agreement (the “Master Transaction Agreement”) with EchoStar Corporation (“EC”) and EchoStar BSS Corporation, a wholly-owned subsidiary of EC (“Newco” and, together with EC, the “EchoStar Parties”). A copy of the Master Transaction Agreement will be filed by DNC as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

Pursuant to the Master Transaction Agreement, among other things: (i) EC will carry out an internal reorganization in which certain assets and liabilities of the EchoStar Satellite Services segment, the business segment of EC that provides broadcast satellite operations and satellite services, as well as certain related licenses, real estate properties and employees (together, the “BSS Business”) will be transferred to Newco (the “Pre-Closing Restructuring”); (ii) EC will distribute all outstanding shares of common stock, par value $0.001 per share, of Newco (such stock, “Newco Common Stock”) on a pro rata basis (the “Distribution”), to the holders of record of Class A common stock, par value $.001 per share, of EC and Class B common stock, par value $.001 per share, of EC; and (iii) upon the consummation of the Pre-Closing Restructuring and the Distribution, Merger Sub will merge with and into Newco (the “Merger”) such that, upon consummation of the Merger, Merger Sub will cease to exist and Newco will continue as a wholly owned subsidiary of DNC. As consideration for the Merger, shares of Newco Common Stock issued and outstanding will be converted into and exchangeable for newly-issued shares of Class A common stock, par value $0.01 per share, of DNC (such stock, “DNC Common Stock”).  As a result, DNC will be issuing an approximate additional 4.9% of its current outstanding shares to Newco’s stockholders as consideration for the BSS Business with each share of Newco Common Stock outstanding as of the Closing Date receiving a number of shares of DNC Common Stock equal to the quotient of (1) 22,937,188 divided by (2) the total number of shares of EC common stock issued and outstanding as of the record date set for the Distribution.  The transaction is intended to be structured as a tax-free spin-off and merger.

The Master Transaction Agreement contains representations, warranties and covenants of both the DISH Parties and the EchoStar Parties regarding their respective businesses.  Between signing and closing, EC, or as applicable, Newco, agrees to conduct the BSS Business in the ordinary course of business and not to undertake certain actions prior to the Merger without the written consent of DNC.  The closing of the Merger is subject to certain conditions, including, among others, receipt of necessary government approvals pertaining to certain assets being transferred, including the Federal Communications Commission and Anatel, as well as the registration and listing of the DNC Common Stock being issued to Newco stockholders and the receipt of tax opinions from DNC’s and EC’s respective counsel regarding the tax treatment of the Merger.

The Merger is expected to be consummated three business days after the satisfaction or waiver of all of the closing conditions to the transaction (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at such time) (the “Closing Date”).

Pursuant to the Master Transaction Agreement, EC will indemnify DNC against losses suffered as a result of (i) a breach of certain representations and warranties, (ii) a breach or non-performance of any covenant that is to be performed by EC after the effective time of the Merger and (iii) the excluded liabilities.  DNC will similarly indemnify EC against losses suffered as a result of (i) a breach of its fundamental representations, (ii) a breach or non-performance of any covenant that is to be performed by DNC after the effective time of the Merger and (iii) the assumed liabilities.

The Master Transaction Agreement provides for certain termination rights of DNC and EC, including the right of either party to terminate the Master Transaction Agreement if (i) the Merger has not closed within nine (9) months after the signing of the Master Transaction Agreement or (ii) any of the mutual conditions to closing have become incapable of being satisfied, provided that such right to terminate will not be available to any party who has breached the Master Transaction Agreement resulting in the failure of any condition to the Merger being satisfied.  In addition, DNC may terminate the Master Transaction Agreement for an incurable breach of the agreement by the EchoStar Parties.  Similarly, EC may terminate the Master Transaction Agreement for an incurable breach of the agreement by the DISH Parties.

In addition, the Master Transaction Agreement contemplates that at closing of the Merger, DNC, EC and, as relevant, certain of their respective subsidiaries, will enter into ancillary agreements involving tax, employment and intellectual property matters, which are anticipated to set forth certain rights and obligations of DNC and EC and their respective subsidiaries related to the Merger with respect to, among other things: (i) the payment of tax liabilities refunds, and filing of tax returns related Newco; (ii) the allocation of employment-related assets and liabilities; (iii) certain employee compensation, equity awards, benefit plans, programs and arrangements relating to employees who are expected to be transferred to DNC pursuant to the Merger; (iv) a cross-license between DNC and EC for certain intellectual property either transferred to DNC as part of the Merger or retained by EC that is also used in the BSS Business; and (v) the provision of certain telemetry, tracking and control services by DNC and its subsidiaries to EC and its subsidiaries.

Item 7.01Regulation FD Disclosure.

DNC has issued a press release which is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release “DISH to Acquire EchoStar’s BSS Business in an All-Stock, Tax-Free Transaction Valued at Approximately $800 million” dated May 20, 2019

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
Date: May 20, 2019	By:	/s/Timothy A. Messner
Timothy A. Messner Executive Vice President and General Counsel